Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2026, relating to the consolidated financial statements of Avista Corporation and subsidiaries and the effectiveness of Avista Corporation’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Avista Corporation for the year ended December 31, 2025, and to the reference to us under the heading “Interests of Named Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Portland, Oregon
April 27, 2026

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